Exhibit 99.1

5655 Riggins Court, Suite 15 Reno, NV 89502 Tel : 888-909-5548 Fax : 888-909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON SIGNS LAPON CANYON ROYALTY AGREEMENT

Reno, Nevada. May 28, 2024, Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce it has signed, through its wholly owned subsidiary, Nevada Canyon, LLC, a binding Purchase Agreement (the “Agreement”) to acquire a 2% net smelter returns royalty (“NSR”) on the Lapon Canyon Project, (the “Project”) located in Mineral County, Nevada.

Nevada Canyon will acquire a 2% NSR on the Project from Walker River Resources, LLC, a wholly owned subsidiary of Walker River Resources Corp. (“Walker River”) Walker River owns a 100% undivided interest in the Project, consisting of 96 unpatented lode mining claims identified as the Sleeper and Lapon Rose claim groups situated in Mineral County, Nevada, within the northern portion of the Walker Lane gold trend. Nevada Canyon previously acquired an additional 1% NSR from two individual third party royalty holders on the Sleeper 36 claim group, the forms part of the Project.

Lapon Canyon hosts historical, high grade gold mining with approximately 2,000 feet of underground workings in three adits. Historical underground work returned numerous assay values in the one-ounce-per-ton range. (NI 43-101, Montgomery and Barr, 2004). The Project is easily accessible by secondary state roads from the main highway (25 kilometres), and is located approximately 60 kilometres southeast of Yerington, Nevada. A state power grid transmission line passes within three kilometres of the Project.

Walker River has completed considerable exploration work to date, with numerous drill hole intercepts that have indicated significant gold mineralization. The drill programs at Lapon Canyon will consist of definition and systematic drilling on section for geological modelling purposes, exploration drilling to discover new gold mineralization, extension of known gold mineralization, in several directions, including at depth. The results from these drill programs and subsequent data compilation will enable the completion of an initial compliant mineral resource on the Project.

Nevada Canyon will acquire the 2.0-% NSR on the Lapon Canyon Project for total consideration of USD $300,000 cash.

“This adds another outstanding Nevada royalty with significant upside,” said Nevada Canyon President and CEO, Alan Day, “The additional Lapon Canyon royalty interests increases our growing royalty portfolio and with all Nevada Canyon royalty purchases, it offers excellent leverage to gold prices.”

About Nevada Canyon Gold Corp.

Nevada Canyon Gold Corp. is a US-based natural resource company headquartered in Reno, Nevada. The Company has a large, strategic land position and royalties in multiple projects, within some of Nevada’s highest-grade historical mining districts, offering year-round access and good infrastructure in proven and active mining districts. The Company has a three-fold business model; i) mineral royalty creation and acquisition; ii) precious-metals and exploration streaming; and iii) exploration project accelerator.

For further information please contact:

Corporate Communications

Larry Heuchert

Tel: 1-888-909-5548 Ext. 2

Email: ir@nevadacanyongold.com

Web: www.nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, and any potential results from such programs. Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company’s actual results could differ materially from those discussed in this press release. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2023, Quarterly Reports and Current Reports.